EXHIBIT 10.3
Joinder Agreement
          This Joinder Agreement, dated as of May 5, 2006, is delivered pursuant to Section 7.10 (Additional Grantors) of the Second Lien Pledge and Security Agreement, dated as of October 27, 2004, by Amkor Technology, Inc. (the “Borrower”), Guardian Assets, Inc., Unitive, Inc., Unitive Electronics, Inc. and the other Subsidiaries of the Borrower from time to time party thereto as Grantors in favor of Citicorp North America, Inc., as agent for the Secured Parties referred to therein (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”). Capitalized terms used herein but not defined herein are used with the meanings given them in the Pledge and Security Agreement.
          By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 7.10 (Additional Grantors) of the Pledge and Security Agreement, hereby becomes a party to the Pledge and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, hereby grants to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby collaterally assigns, mortgages, pledges and hypothecates to the Collateral Agent and grants to the Collateral Agent a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder.
          The information set forth in Annex A is hereby added to the information set forth in Schedules 1 through 6 to the Pledge and Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Pledge and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Pledge and Security Agreement and shall secure all Secured Obligations of the undersigned.
          The undersigned hereby represents and warrants that each of the representations and warranties contained in Article III (Representations and Warranties) of the Pledge and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.
[Signature page follows]

     In witness whereof, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

Amkor Worldwide Services LLC

By:	/s/ Joanne Solomon Name: Joanne Solomon
Title: Treasurer and Secretary
Acknowledged and Agreed
as of the date first above written:

Amkor Technology, Inc.,
as Grantor

By:	/s/ Kenneth T. Joyce Name: Kenneth T. Joyce
Title: Executive Vice President and Chief Financial Officer
Citicorp North America, Inc.,
as Collateral Agent

By:	/s/ Suzanne Crymes Name: Suzanne Crymes
Title: Vice President